Exhibit 10.3

PATENT ASSIGNMENT

This Patent Assignment (“Assignment”), effective as of January 24, 2024 (“Effective Date”), is by and between Philip J. Von Kahle, as assignee for the benefit of creditors of (a) Brain Scientific Inc., a Nevada corporation (“Brain”); (b) Brainscientific Inc., a Nevada corporation (f/k/a Memory MD Inc.) (“Brainscientific”); (c) Piezo Motion Corp., a Delaware corporation (“Piezo”); and (d) Discovery Technology International, Inc. (“Discovery” or “Assignor”), and Aditxt, Inc., a Delaware corporation, located at 737 N. Fifth Street, Suite 200, Richmond, VA 23219 (“Assignee”).

WHEREAS, Assignor is the assignee under Assignments for the Benefit of Creditors pursuant to Chapter 727, Florida Statutes, between Brain, Brainscientific, Piezo and Assignor, each dated June 6, 2023.

WHEREAS, on June 15, 2023 Assignor filed Petitions for Assignment for the Benefit of Creditors for (a) Brain, (b) Brainscientific, (c) Piezo, and (d) Discovery, in the Circuit Court for the Twelfth Judicial Circuit, in and for Sarasota County, Florida, and such cases are being jointly administered under Lead Case No. 2023-CA-005049NC (the “Lead Case”).

WHEREAS, on October 31, 2023 Assignor and Bigger Capital Fund, L.P. in its individual capacity and as agent (“Buyer”) entered into that certain Asset Purchase and Settlement Agreement (defined below) which includes the sale of Assignee’s interests, whatever such interest may be, in the patents and patent applications specified in Schedule 1 attached hereto (collectively the “Patents”).

WHEREAS, on October 31, 2023 Assignor filed a Motion to Approve Sale of Substantially All Assets in the Lead Case, seeking approval of the Asset Purchase and Settlement Agreement.

WHEREAS, pursuant to the Order Granting Assignee’s Motion to Approve Sale of Assets entered on December 12, 2023 (the “Order”) entered in Case No. 2023-CA-005049NC in the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida (the “Court”), the Court approved the Assignment in accordance with the terms and conditions of the Asset Purchase and Settlement Agreement;

WHEREAS, Assignor in its capacity as Seller and Assignee in its capacity as Buyer are parties to that certain Asset Purchase and Settlement Agreement dated October 31, 2023 (Assignee having assumed the rights and obligations of the Buyer thereunder pursuant to that certain Assignment and Assumption Agreement dated January 24, 2024 by and between Bigger Capital Fund, LP and Assignee) (the “Asset Purchase and Settlement Agreement”), pursuant to which, the Assignor has agreed to assign to Assignee, all of Assignor’s rights in and to such Patents, to the extent such rights exist, subject to the terms and conditions set forth therein (the “Assignment”);

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth hereinafter and in the Asset Purchase and Settlement Agreement, the sufficiency of which is acknowledged, the Assignee and the Assignors, intending to be legally bound, hereby agree as follows:

1. Assignment. Assignor hereby irrevocably grant, sell, convey, transfer, assign, deliver and relinquish exclusively to the Assignee, in perpetuity, all of Assignor’s respective worldwide right, title, and interest in and to all of (a) the Patents and all patents which may be granted thereon, the inventions described therein, and any and all U.S. and foreign patent applications and patents that describe said inventions, and all divisions, renewals, extensions, reexamiations, reissues, continuations and continuations-in-part thereof; and (b) all applications for industrial property protection, including, without limitation, all applications for patents, utility models, and designs which may have been filed or may hereafter be filed for the invention in any country or countries foreign to the United States, together with (i) the right to sue for and obtain remedies against past infringement and rights of priority and protection of interest in patents and patent applications set forth in subitems (a) and (b), (ii) the right to file and obtain any continuations, continuations-in-part, reissues, patent term extensions (and foreign equivalents thereof, including, without limitation, supplementary protection certificates), divisionals, reexaminations and reissues of the patents and patent applications set forth in subitems (a) and (b), as applicable, (iii) the right to apply, prosecute and obtain patent or similar protection for any invention embodied by any of the applications comprised in the patents and patent applications set forth in subitems (a) and (b), including the right to claim priority from such applications and (iv) all forms of industrial property protection, including, without limitation, patents, utility models, inventors’ certificates and designs which may be granted for said invention in any country or countries foreign to the United States and all extensions, renewals, reissues, reexaminations, divisionals, continuations and continuations-in-part thereof.

2. Recordation and registration of assignment. In order to record this Assignment with the United States Patent and Trademark Office (the “PTO”) and to record or register it with all of the other registries at which the Patents are or are intended to be registered (the “Patent Offices”), the parties hereto shall execute this Assignment and any other document that may be required by the Patent Offices (together the “Recordation Forms”) in order to record or register the assignment effected hereby, provided however, that Assignee shall prepare such Recordation Forms, at Assignee’s expense. The executed Assignment and any Recordation Forms shall be filed by Assignee, at Assignee’s expense, with the Patent Offices, together with any schedules and exhibits thereto.

3. Successors and Assigns. This Assignment shall bind the Assignor and its successors and assigns and inure to the benefit of Assignee and its successors and assigns.

This Patent Assignment is executed and delivered effective as of the date set forth above.

PHILIP J. VON KAHLE, as Assignee for the Benefit of Creditors of(a) Brain Scientific Inc.; (b) Brainscientific Inc., (f/k/a Memory MD Inc.); (c) Piezo Motion Corp.; and (d) Discovery Technology International, Inc

By:	/s/ Philip J. von Kahle
Name:	Philip J. von Kahle
Title:	Assignee for benefit of Creditors

ADITXT, INC.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer

Schedule 1

Patents and Patent Applications

Patent Holder	Title	App. No.	App. Date	Patent No.	Issue Date	Status
Brain Scientific Inc.	Integrated Brain Machine Interface Platform with Graphene Based Electrodes	17/410,255	August 24, 2021	N/A	N/A	Published
BrainScientific Inc., f/k/a Memory MD, Inc.	Apparatus and Method for Conducting Electroencephalography	15/898,611	February 18, 2018	11,213,250	January 4, 2022	Issued
Piezo Motion Corp.	Tubular Linear Piezoelectric Motor	13/094,478	April 26, 2011	8183743	May 22, 2012	Issued
Piezo Motion Corp.	Piezoelectric Quasi- Resonance Linear Motors based on Acoustic Standing Waves With Combined Resonator	12/642,329	December 18, 2009	8299684	October 30, 2012	Issued
Piezo Motion Corp.	Piezoelectric Quasi- Resonance Linear Motors based on Acoustic Standing Waves with Combined Resonator	13/663,917	October 30, 2012	8710719	April 29, 2014	Issued
Piezo Motion Corp.	Piezoelectric Motor	12/639,172	December 16, 2009	8183744	May 22, 2012	Issued
Piezo Motion Corp.	Rotational and Translational Microposition Apparatus and Method	11/424,133	June 14, 2006	7395607	July 8, 2008	Issued
Piezo Motion Corp.	Piezoelectric Motor with Torque	12/639,232	December 16, 2009	8183740	May 22, 2012	Issued
Piezo Motion Corp.	Valves based on Piezoelectric Rotary Motor	12/701,704	February 8, 2010	8183741	May 22, 2012	Issued
Piezo Motion Corp.	Piezoelectric Generator of Mechanical Vibrations, and Piezoelectric Motors based on the Generator	12/463,524	May 11, 2009	7876022	January 25, 2011	Issued
Piezo Motion Corp.	Piezoelectric Rotary Motor with High Rotation Speed and Bi-Directional Operation	12/873,688	September 1, 2010	8183742	May 22, 2012	Issued
Piezo Motion Corp.	Non-Magnetic High-Speed Piezoelectric Rotary Motor	13/778,330	February 27, 2013	9136778	September 15, 2015	Issued
Piezo Motion Corp.	Piezoelectric Linear Motor	13/934,373	July 3, 2013	9705425	July 11, 2017	Issued
Piezo Motion Corp.	Piezoelectric Valve based on Linear Actuator	14/193,122	February 28, 2014	8979065	March 17, 2015	Issued
Piezo Motion Corp.	Piezoelectric Motor with Efficient Transfer of Energy	13/848,525	March 21, 2013	9197141	November 24, 2015	Issued
Piezo Motion Corp.	Precision Purge Valve System with Presure Assistance	14/194,104	February 28, 2014	9388774	July 12, 2016	Issued
Piezo Motion Corp.	Linear Piezoelectric Actuator on Rail System	15/190,764	March 2, 2018	10819251	October 27, 2020	Issued